UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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M/I Homes, Inc.

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3 Easton Oval

Columbus, Ohio 43219

February 11, 2009

To Our Shareholders:

You are cordially invited to attend a special meeting of the shareholders of M/I Homes, Inc. (the “Company”) to be held at 9:00 a.m., local time, on Friday, March 13, 2009, at the offices of the Company, 3 Easton Oval, Columbus, Ohio 43219. Holders of record of our common shares as of February 2, 2009 are entitled to notice of, and to vote at, this special meeting.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt an amendment to the Company’s Amended and Restated Code of Regulations and a proposal to adjourn the special meeting to a later date or dates, if necessary. The Board of Directors of the Company believes that the amendment will help preserve the Company’s ability to use certain of its tax assets.

Enclosed is a notice of the special meeting, a proxy statement and a proxy card. It is important that your common shares be represented at the meeting. Please record your vote on the proxy card and return it promptly in the postage-paid envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

We hope you can be with us at the special meeting.

Sincerely,

/s/ Robert H. Schottenstein
Robert H. Schottenstein, Chairman and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED

OR, ALTERNATIVELY, VOTE YOUR PROXY ELECTRONICALLY OR TELEPHONICALLY

3 Easton Oval

Columbus, Ohio 43219

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held March 13, 2009

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Friday, March 13, 2009, at the offices of the Company, 3 Easton Oval, Columbus, Ohio 43219, for the following purposes:

1)

To consider and vote upon a proposal to adopt an amendment to the Company’s Amended and Restated Code of Regulations to restrict certain transfers of the Company’s common shares in order to preserve the tax treatment of the Company’s net operating losses and built-in losses;

2)

To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the Special Meeting to adopt the proposed amendment to the Company’s Amended and Restated Code of Regulations; and

3)	To transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

Your Board of Directors unanimously recommends that you vote FOR proposals 1 and 2.

Only holders of record of our common shares at the close of business on February 2, 2009 will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

It is important that your common shares be represented at the Special Meeting. Whether or not you intend to be present at the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

By Order of the Board of Directors,

/s/ J. Thomas Mason
J. Thomas Mason, Secretary

February 11, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 2009

The attached Proxy Statement and any amendments thereto that are required to be furnished to shareholders are available online at www.edocumentview.com/MHO.

3 Easton Oval

Columbus, Ohio 43219

PROXY STATEMENT

for the

SPECIAL MEETING OF SHAREHOLDERS

To Be Held March 13, 2009

GENERAL

Time, Place and Purposes of Meeting

A Special Meeting of Shareholders of M/I Homes, Inc. (the “Special Meeting”) will be held on Friday, March 13, 2009 at 9:00 a.m., local time, at our corporate offices at 3 Easton Oval, Columbus, Ohio 43219. The purposes of the Special Meeting are set forth in the Notice of Special Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes,” the “Company,” “we” or “us” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent on or about February 11, 2009 to holders of the Company’s common shares as of the close of business on February 2, 2009 (the “Record Date”). The Record Date has been set for the purpose of determining the holders of the Company’s common shares entitled to notice of, and to vote at, the Special Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Special Meeting and any adjournment thereof.

Summary of Voting Proposals

We are asking you to adopt an amendment to our Amended and Restated Code of Regulations (the “Regulations”) that would restrict certain transfers of the Company’s common shares in order to preserve the tax treatment of the Company’s net operating losses and built-in losses (collectively, our “NOLs”). The purpose of this amendment is to assist us in protecting the long-term value to the Company of our NOLs by limiting direct and indirect transfers of our common shares that would affect the percentage of shares that are treated under the relevant tax laws as being owned by 5-percent shareholders. Changes in ownership of such 5-percent shareholders and the creation of new 5-percent shareholders can result in limitations on our ability to use our NOLs to reduce our future income tax liability. The Board believes that the provisions of the proposed amendment would be an important tool for avoiding adverse consequences that could result from such limitations. The Board has approved the proposed amendment and recommends a vote FOR this proposal.

The transfer restrictions set forth in the proposed amendment to our Regulations would not practically restrict transfers, from the standpoint of the transferor, made by less than 5-percent shareholders, regardless of whether their shares are held of record or in “street name” and regardless of the person or group of persons to whom the less than 5-percent shareholders transfer their shares.

In the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to the Regulations, the Board may submit a proposal to adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. The Board recommends a vote FOR adjournment, if this proposal is presented at the Special Meeting.

Outstanding Shares and Quorum Requirements

There were 14,023,982 of the Company’s common shares, par value $.01 per share (the “Common Shares”), issued and outstanding on the Record Date. The Common Shares represent our only class of voting securities. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a shareholder vote at the Special Meeting. A quorum for the Special Meeting is a majority of the outstanding Common Shares on the Record Date. Common Shares represented by properly executed proxies returned to the Company prior to the Special Meeting or represented by properly authenticated electronic voting instructions timely recorded via the Internet or telephonically will be counted toward the establishment of a quorum for the Special Meeting even though they are marked “Abstain” or are not marked at all. Broker non-votes also count toward the establishment of a quorum for the Special Meeting.

Voting by Proxy

A proxy card for use at the Special Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning to the Company at or prior to the Special Meeting the enclosed proxy card in the envelope provided. Alternatively, shareholders holding Common Shares registered directly with our transfer agent, ComputerShare, may vote their proxies electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., local time, on March 12, 2009. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders pay for access to the Internet and for telephone service. A record holder may also vote in person at the Special Meeting. Beneficial owners of Common Shares held in “street name” by a broker, bank or other nominee may also be eligible to vote their proxies electronically via the Internet or telephonically. Such beneficial owners should review the information provided to them by such broker, bank or other nominee. This information will set forth the procedures to be followed in instructing the broker, bank or other nominee how to vote the Common Shares held in “street name” and how to revoke previously given instructions. Such beneficial owners who desire to attend the special meeting and vote in person must provide a “legal proxy” from their broker, bank or other nominee in order to vote in person at the meeting.

Broker/dealers who hold Common Shares for beneficial owners in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which they are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters, such as the election of directors, but broker/dealers may not vote such Common Shares on non-routine matters without specific instructions from the beneficial owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

Revocation of Proxies

A record holder may revoke his or her proxy at any time before it is exercised at the Special Meeting by (1) filing a written notice with the Company revoking the proxy, (2) duly executing a proxy card bearing a later date, (3) casting a new vote electronically via the Internet or telephonically or (4) attending the Special Meeting and voting in person. Attending the Special Meeting without voting in person will not revoke a previously delivered proxy. Beneficial owners of Common Shares held in “street name” should follow the instructions provided by their broker, bank or other nominee to revoke a previously delivered proxy. Subject to such revocation and except as otherwise stated in this Proxy Statement or in the form of proxy, all proxies properly executed or properly voted electronically via the Internet or telephonically that are received prior to, or at the time of, the Special Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), proxies will be voted FOR Proposal No. 1, FOR Proposal No. 2 (if necessary to permit further solicitation of proxies in the event there are insufficient votes at the time of the Special Meeting to approve Proposal No. 1) and, at the discretion of the proxy holders, on all other matters that may properly be brought before the Special Meeting or any adjournment thereof.

PROPOSAL NO. 1

AMENDMENT TO REGULATIONS TO HELP PRESERVE VALUE OF NET OPERATING LOSSES

On January 15, 2009, the Board approved, subject to adoption by our shareholders, an amendment to the Regulations to impose certain restrictions on the transfer of our Common Shares which could otherwise adversely affect our ability to use our NOLs for federal income tax purposes. The proposed amendment to the Regulations is contained in a proposed Article II(f)(2) to our Regulations, which is attached as Annex A to this Proxy Statement and incorporated herein by reference (the “NOL Protective Amendment”). The proposed amendment also relocates to Article II(f)(1) of the Regulations the provision that previously constituted Article II(f). We urge you to read the NOL Protective Amendment in its entirety, as the discussion in this Proxy Statement is only a summary.

Net Operating Losses of Company

As of September 30, 2008, we estimate that the Company had approximately $80 million (before valuation allowances) of deferred tax assets generated by approximately $210 million in NOLs (i.e., net operating losses and built-in losses). These NOLs will not expire for many years. For example, any federal net operating loss arising in 2009 would not expire until 2029. Until the NOLs expire, they can be used to offset future ordinary tax on our future taxable income, if any. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of our NOLs that will ultimately be used to reduce the Company’s federal income tax liability. However, we believe that the NOLs are a valuable asset and it is in our best interests to attempt to prevent the imposition of limitations on their use by adopting the NOL Protective Amendment.

Federal legislation has been proposed that, subject to certain limitations, would allow a longer carryback of federal net operating losses than is currently permitted. We do not know whether the proposed legislation will be enacted, or whether it will be substantially modified before being enacted. If the proposed legislation is enacted in its current form, and we elect to apply the new rules, we believe that the size of our deferred tax assets would be reduced, but not eliminated.

Section 382 “Ownership Change” Implications

The benefit of our NOLs would be significantly limited if we were to experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of Section 382, and the practical limitations on the knowledge that any publicly traded company can have regarding the ownership of, and transactions in, its securities. Based upon the information currently available to us and our evaluation of hypothetical future ownership change scenarios, we do not believe that we have experienced an “ownership change.” However, if no action is taken, it is possible that we could experience an “ownership change” in the future.

If the Company were to experience an “ownership change,” Section 382 would limit the amount of our NOLs that we could use to offset our taxable income (if any) following the “ownership change.” The annual limit imposed under Section 382 (the “382 Limitation”) is equal to the product of (1) the aggregate value of our outstanding equity immediately before the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) and (2) the federal long-term tax-exempt interest rate in effect during the month of the “ownership change.” Numerous special rules and limitations apply to the calculation of the 382 Limitation, including provisions that address “built-in gains and losses.”

If, following an “ownership change,” the Company were to have taxable income in excess of the 382 Limitation, Section 382 would prohibit the Company from using its NOLs to offset the tax on the excess income. Although any NOL carryforwards not used as a result of a 382 Limitation would remain available to offset income in future years (subject, again, to the 382 Limitation), any “ownership change” could significantly defer the utilization of the NOL carryforwards, accelerate payment of federal income tax and cause some of the NOLs to expire unused. Because the aggregate value of our outstanding equity securities and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the 382 Limitation that would be imposed if we were to experience an “ownership change” in the future. However, such 382 Limitation could be material.

Section 382 “Ownership Change” Calculations

In order to determine whether an “ownership change” has occurred for purposes of Section 382, the Company must compare the percentage of shares owned by each 5-percent shareholder immediately after the close of the testing date to the lowest percentage of shares owned by such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period). An “ownership change” is deemed to occur for purposes of Section 382 if the aggregate percentage of shares owned by one or more 5-percent shareholders has increased by more than 50 percentage points over the lowest percentage of shares owned by such shareholders at any time during the applicable testing period. For example, if a single investor acquired 50.1% of our shares over a three-year period, an “ownership change” would occur for purposes of Section 382. Similarly, if ten persons, none of whom owned our shares, each acquired slightly over 5% of our shares within a three-year period (so that such persons owned, in the aggregate, more than 50% of our shares), an “ownership change” would occur for purposes of Section 382.

The specific provisions of Section 382 applicable to the determination of whether an “ownership change” has occurred are very complex and beyond the scope of this summary discussion. Some of the factors that must be considered in making an “ownership change” calculation include the following:

•

All holders who each own less than 5% of a company’s common shares are generally (but not always) treated as a single 5-percent shareholder. Transactions in the public markets among shareholders who are not 5-percent shareholders are generally (but not always) treated as within this single public group 5-percent shareholder.

•

There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5-percent shareholders. Ownership of shares is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person which cause that person to become a 5-percent shareholder generally result in a five (or more) percentage point change in ownership, regardless of the size of the final purchase that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of shares owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of share ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an “ownership change.”

•	The redemption or buyback of shares by an issuer will increase the ownership of any 5-percent shareholders (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a 5-percent shareholder, resulting in a five (or more) percentage point change in ownership.

Description of NOL Protective Amendment

The following is a summary of the proposed NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the NOL Protective Amendment, which is attached hereto as Annex A. Shareholders are urged to read the NOL Protective Amendment in its entirety.

Prohibited Transfers. The transfer restrictions imposed by the NOL Protective Amendment generally would restrict any direct or indirect transfer (such as transfers of shares of the Company that result from the transfer of interests in other entities that own shares of the Company) if the effect would be to:

•	increase the direct or indirect ownership of our shares by any person or group of persons from less than 5% to 5% or more of our Common Shares; or

•	increase the percentage of our Common Shares owned directly or indirectly by a person or group of persons owning or deemed to own 5% or more of our Common Shares.

Transfers included under the transfer restrictions include sales to persons or groups of persons whose resulting percentage ownership (direct or indirect) of our Common Shares would exceed the 5% thresholds discussed above, or to persons or groups of persons whose direct or indirect ownership of our Common Shares would by attribution cause another person or group of persons to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other common stock ownership rules prescribed by Section 382 and related regulations apply to the determination of whether a person or group of persons constitutes a 5-percent shareholder under Section 382 and whether less than 5-percent shareholders will be treated as one or more “public groups,” each of which is a 5-percent shareholder under Section 382.

A transfer from one member of a public group to another member of the public group does not increase the percentage of our Common Shares owned directly or indirectly by the public group and, therefore, such transfers would not be restricted.

The transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Shares. The transfer restrictions could also prohibit ownership (thus requiring dispositions) of our Common Shares upon certain changes in the relationship between two or more persons or entities or a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our Common Shares. The transfer restrictions would also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our Common Shares to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

For purposes of determining the existence and identity of, and the amount of Common Shares owned by, any shareholder, we would be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission (“SEC”) of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our Common Shares. The transfer restrictions would permit the Company to require a proposed transferee, as a condition to our registration of a transfer of Common Shares, to provide all information reasonably requested by the Company regarding such person’s direct and indirect ownership of our Common Shares.

Although certain types of preferred shares count in the “ownership change” calculation, neither the Company’s outstanding 9.75% Series A Preferred Shares (the “Preferred Shares”), nor the Company’s outstanding Depositary Shares (each representing 1/1,000th of a Preferred Share) (the “Depositary Shares”) count in the calculation. Therefore, while the Common Shares are subject to the NOL Protective Amendment, the Preferred Shares and the Depositary Shares are not subject to the NOL Protective Amendment.

Consequences of Prohibited Transfers. Upon adoption of the NOL Protective Amendment, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Common Shares would terminate simultaneously with the transfer) and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the Common Shares owned in violation of the restrictions for any purpose, including voting and receiving dividends or other distributions in respect of such Common Shares or, in the case of options, receiving Common Shares in respect of their exercise. In this Proxy Statement, Common Shares purportedly acquired in violation of the transfer restrictions are referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee would be required to transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent would be required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, would be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, would be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person would be treated as having sold the excess stock on behalf of the agent, and would be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

With respect to any transfer of Common Shares that does not involve a transfer of “securities” of the Company within the meaning of Ohio law but which would cause any 5-percent shareholder to violate the transfer restrictions, the following procedure would apply in lieu of those described above. In such case, no such 5-percent shareholder would be required to dispose of any interest that is not a security of the Company, but such 5-percent shareholder and/or any person whose ownership of securities of the Company is attributed to such 5-percent shareholder would be deemed to have disposed of (and would be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5-percent shareholder not to be in violation of the transfer restrictions, and such securities would be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5-percent shareholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions would be liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of our ability to utilize the NOLs and any professional fees we incur in connection with addressing such violation.

Exceptions to Transfer Restrictions. The transfer restrictions contain an exception permitting otherwise prohibited transfers of our Common Shares to a public group. These permitted transfers include transfers to public groups that would be created by the transfer and treated as a 5-percent shareholder. This exception is designed to facilitate sales by shareholders into the market to reduce their holdings.

In addition, the Board would have the discretion to approve a transfer of Common Shares that would otherwise violate the transfer restrictions if the Board determines that such transfer is in or not opposed to the Company’s best interests. If the Board decides to permit a transfer that would otherwise violate the transfer restrictions, such transfer or subsequent transfers may result in an “ownership change” that could limit our use of the NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including obtaining an opinion from counsel selected by the Board (the cost of which would be borne by the transferor and/or the transferee seeking the waiver) that the transfer will not result in a 382 Limitation. In considering a waiver, we expect the Board to consider such factors as:

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then-existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off’ of our existing ownership shift;

•	the economic impact of any 382 Limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our Common Shares by us; and

•	any changes or expected changes in applicable tax law.

If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

Board Action to Preserve NOLs

To the extent permitted by law, the Board may take any action it deems necessary or advisable to preserve the NOLs, including fixing the expiration date of the transfer restrictions. Shareholders of the Company would be notified of any such action through a filing with the SEC or such other method of notice as the Secretary of the Company deems appropriate. The Board may also, to the extent permitted by law, establish, modify, amend or rescind by-laws and procedures not inconsistent with the NOL Protective Amendment for purposes of determining whether any transfer of Common Shares would jeopardize the Company’s ability to preserve and use the NOLs. However, under applicable Ohio law, the Board may not modify, amend or rescind the NOL Protective Amendment or the Regulations without shareholder approval.

Implementation and Expiration of the NOL Protective Amendment

If the NOL Protective Amendment is adopted by our shareholders at the Special Meeting, we intend immediately thereafter to enforce the restrictions to preserve the future use of the NOLs. The NOL Protective Amendment would expire on the earlier to occur of (1) the Board’s determination that the NOL Protective Amendment is no longer necessary to preserve the NOLs because of the amendment or repeal of Section 382 or any successor statute, (2) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward or (3) such date as the Board determines that the NOL Protective Amendment is no longer necessary to preserve the NOLs.

Enforceability, Trading and Other Considerations

The Board believes that attempting to safeguard the NOLs as described above is in our best interests and reduces the likelihood of an “ownership change.” Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the NOL Protective Amendment is adopted. You should consider the factors discussed below in making your voting decision.

Potential Challenge to NOLs. The amount of the Company’s NOLs has not been audited or otherwise validated by the Internal Revenue Service (the “IRS”). The IRS could challenge the amount of the NOLs, which could increase our future income tax liability. In addition, calculating whether an “ownership change” has occurred is subject to uncertainty, because of both the complexity and ambiguity of Section 382 and the practical limitations on the knowledge that any publicly traded company can have regarding the ownership of, and transactions in, its securities. Therefore, even if the NOL Protective Amendment is in place, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the NOLs.

Potential Lack of Enforceability. Although the NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure you that the restrictions on transferability in the NOL Protective Amendment would prevent all transfers that could result in such an “ownership change.” There can be no assurance that the transfer restrictions of the NOL Protective Amendment would be enforceable against all of our shareholders absent a court determination confirming such enforceability. They may be subject to challenge on legal or equitable grounds.

Potential Effects on Liquidity. The NOL Protective Amendment would restrict a shareholder’s ability to acquire, directly or indirectly, our Common Shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our Common Shares may be limited by reducing the class of potential acquirers for such Common Shares. A shareholder’s ownership of our Common Shares may become subject to the NOL Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our shares and consult their own legal advisors and/or the Company to determine whether their ownership of our shares approaches the proscribed level.

Potential Impact on Value. If the NOL Protective Amendment is adopted, the Board intends to require the placement of a legend reflecting the NOL Protective Amendment on certificates representing newly issued or transferred shares. Because certain buyers, including persons who may wish to acquire 5% or more of our Common Shares and certain institutional holders who do not or choose not to hold Common Shares with restrictive legends, may not purchase our Common Shares, the NOL Protective Amendment could depress the value of our Common Shares in an amount that might more than offset any value conserved as a result of the preservation of the NOLs.

Anti-Takeover Effects of NOL Protective Amendment, Articles, Regulations and the Ohio General Corporation Law. The basis for the NOL Protective Amendment is to preserve the long-term value to the Company of our NOLs. However, the NOL Protective Amendment, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it would restrict the ability of a person or group of persons to accumulate 5% or more of our Common Shares, and the ability of persons or groups of persons now owning 5% or more of our Common Shares from acquiring additional Common Shares, without the approval of the Board.

Certain provisions in the Ohio General Corporation Law and our Amended and Restated Articles of Incorporation (the “Articles”) and Regulations also may have the effect of discouraging or delaying potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions include: (1) the ability of the Board to designate and issue preferred shares of the Company without further vote or action by our shareholders; (2) a classified board of directors; (3) the shareholders may only remove directors from the classified board for cause; (4) the number of directors in each class and the total number of directors may only be changed by the affirmative vote of a majority of the directors or the holders of 75% of our voting power; (5) a limitation on the ability of our shareholders to act by written consent; (6) a provision that requires the affirmative vote of the holders of two-thirds of our voting power to amend or repeal the provisions of our Regulations relating to calling and giving notice of a special meeting of shareholders, our staggered board of directors, filling vacancies or newly created directorships, procedures for nominating directors, conflicts of interests, removal of directors only for cause, indemnification of directors and officers, our non-statutory Control Share Acquisition Act provisions, and amendments to these supermajority provisions; (7) a provision that requires the affirmative vote of the holders of 75% of our voting power to amend or repeal the provision of our Regulations relating to changing the number of directors; (8) a requirement that most mergers, sales of all or substantially all the assets of the Company and most amendments to the Articles must be approved by the affirmative vote of the holders of two-thirds of our voting power; and (9) advance notice requirements for shareholder nominations of candidates for election as directors at an annual or special meeting of shareholders.

In addition, Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more (but less than one-third) of such voting power;

•	one-third or more (but less than a majority) of such voting power; and

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have opted out of the application of the Control Share Acquisition Act. However, we have adopted a substantially similar provision in our Regulations with one significant exception: under our Regulations, no shareholder meeting or vote is required if the Board has approved the acquisition of voting power. In addition, our Regulations provide the Board with more flexibility than provided by the Control Share Acquisition Act in setting a date for the special meeting of shareholders to consider the proposed control share acquisition.

Vote Required

The affirmative vote of holders of a majority of the outstanding Common Shares on the Record Date is required for adoption of the NOL Protective Amendment. Abstentions and broker non-votes (if any) will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal. If the proposed amendment is adopted by the shareholders, it will become effective immediately.

Your Board of Directors unanimously recommends a vote FOR the adoption of the NOL Protective Amendment.

PROPOSAL NO. 2

ADJOURNMENT

In the event there are not sufficient votes at the time of the Special Meeting to adopt Proposal No. 1, the Board may submit a proposal to adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Vote Required

The affirmative vote of holders of a majority of the outstanding Common Shares on the Record Date is required to approve Proposal No. 2. Abstentions and broker non-votes (if any) will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal.

Your Board of Directors unanimously recommends a vote FOR adjournment, if Proposal No. 2 is presented.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 2, 2009, the number and percentage of the outstanding Common Shares beneficially owned by (1) each person who, to the knowledge of the Company, beneficially owns more than 5% percent of the outstanding Common Shares, (2) each of the Company’s directors and named executive officers (as identified in the Summary Compensation Table in the Proxy Statement relating to our 2008

Annual Meeting of Shareholders), and (3) all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares (1)		Percent of Class
Joseph A. Alutto, Ph.D.	12,950	(2)	*
Friedrich K. M. Böhm	32,976	(2)	*
Yvette McGee Brown	3,018	(2)	*
Phillip G. Creek	114,235	(2)	*
Thomas D. Igoe	24,204	(2)(11)	*
J. Thomas Mason	38,811	(2)	*
Jeffrey H. Miro	36,392	(2)	*
Robert H. Schottenstein	907,551	(2)(3)	6.4%
Norman L. Traeger	40,458	(2)	*
All current directors and executive officers as a group (9 persons)	1,210,595		8.3%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	1,980,500	(4)	14.1%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	1,744,057	(5)	12.4%
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,730,000	(6)	12.3%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,103,870	(7)	7.9%
Nicholas Cournoyer 243 Knightsbridge London, England SW7 IDN	906,356	(8)	6.5%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	772,727	(9)	5.5%
Columbia Wanger Asset Management, LP 227 W. Monroe Street Chicago, IL 60606	764,000	(10)	5.4%

*	Less than one percent of the outstanding Common Shares.

(1)

The amounts shown include 8,723, 19,109, 2,557, 4,170, 1,404, 3,288, 2,987 and 15,613 Common Shares held by Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, J. Thomas Mason, Jeffrey H. Miro, Robert H. Schottenstein and Norman L. Traeger, respectively, under the terms of the Company’s Executives’ Deferred Compensation Plan or the Company’s Director Deferred Compensation Plan, as applicable. Under the terms of the Executives’ Deferred Compensation Plan and the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amounts shown include 5,700, 107,182, 7,700, 37,407, 10,500, 254,164 and 10,500 Common Shares for Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, J. Thomas Mason, Jeffrey H. Miro, Robert H. Schottenstein and Norman L. Traeger, respectively, which underlie currently exercisable stock options. The amounts shown also include 4,027 Common Shares held by each of Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Thomas D. Igoe, Jeffrey H. Miro and Norman L. Traeger and 3,018 Common Shares held by Yvette

McGee Brown in the form of stock units issued pursuant to the Company’s 2006 Director Equity Incentive Plan. Under the terms of the 2006 Director Equity Incentive Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of stock units, until such Common Shares are distributed pursuant to the terms of the plan.

(3)

650,400 of these Common Shares are held of record by Irving E. Schottenstein Family Holdings No. 2, LLC, an Ohio limited liability company. Robert H. Schottenstein is the sole manager of Irving E. Schottenstein Family Holdings No. 2, LLC and has sole voting and dispositive power with respect to such 650,400 Common Shares.

(4)

Based on information set forth in a Schedule 13G/A dated February 2, 2009, which was filed on behalf of Franklin Resources, Inc. (“FRI”), Franklin Advisory Services, LLC, an indirect wholly-owned investment management subsidiary of FRI (“FAS”), and Charles B. Johnson and Rupert H. Johnson, Jr., the principal shareholders of FRI. FAS has sole voting power with respect to 1,908,400 of such Common Shares and sole dispositive power with respect to 1,980,500 of such Common Shares. For purposes of Rule 13d-3 under the Exchange Act, each of FRI, Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to be a beneficial owner of the Common Shares held by FAS.

(5)

Based on information set forth in a Schedule 13G dated February 6, 2009, which was filed on behalf of Barclays Global Investors, NA. (“BGI”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd (“BGIL”) and certain other Barclays entities. BGI has sole voting power with respect to 458,430 of such Common Shares and sole dispositive power with respect to 542,928 of such Common Shares. BGFA has sole voting power with respect to 1,031,924 of such Common Shares and sole dispositive power with respect to 1,192,249 of such Common Shares. BGIL has sole dispositive power with respect to 8,880 of such Common Shares. The Common Shares reported are held by the Barclays entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)

Based on information set forth in a Schedule 13G/A dated February 14, 2007, which was filed on behalf of FMR Corp., a parent holding company, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment advisor, Edward C. Johnson 3d, Chairman of FMR Corp., and Fidelity Low Priced Stock Fund (the “Fund”), an investment company. Fidelity is the beneficial owner of such Common Shares as a result of acting as investment advisor to various investment companies (including the Fund, which holds such Common Shares). Mr. Johnson and FMR Corp., through its control of Fidelity, and the Fund each has sole dispositive power with respect to such Common Shares. The Fund has sole voting power with respect to such Common Shares, and Fidelity carries out the voting of the Common Shares held by the Fund under written guidelines established by the Fund’s Board of Trustees.

(7)

Based on information set forth in a Schedule 13G dated February 14, 2008, which was filed on behalf of T. Rowe Price Associates, Inc., a registered investment advisor, which has sole voting power with respect to 474,800 of such Common Shares and sole dispositive power with respect to 1,103,870 of such Common Shares.

(8)

Based on information set forth in a Schedule 13G dated February 15, 2008, which was filed by Nicholas Cournoyer, individually, and as Managing Director of Montpelier Asset Management Ltd. (“MAM”). Nicholas Cournoyer has sole voting and dispositive power with respect to 60,000 of such Common Shares and shared voting and dispositive power with respect to 846,356 of such Common Shares. MAM has shared voting and dispositive power with respect to 846,356 of such Common Shares.

(9)

Based on information set forth in a Schedule 13G/A dated February 6, 2008, which was filed on behalf of Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.), a registered investment advisor who, in its role as investment advisor or manager to four registered investment companies and certain other commingled group trusts and separate accounts, has sole voting and dispositive power with respect to such Common Shares.

(10)

Based on information set forth in a Schedule 13G dated January 27, 2009, which was filed on behalf of Columbia Wanger Asset Management, LP, a registered investment advisor, who has sole voting and dispositive power with respect to 764,000 of such Common Shares.

(11)	The amount shown includes 8,307 Common Shares pledged as collateral on a margin account with a brokerage firm.

The address of Robert H. Schottenstein is 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

In addition to our Common Shares, on March 15, 2007, we issued 4,000,000 Depositary Shares, each representing 1/1000th of a Preferred Share. The Preferred Shares are not convertible into our Common Shares or any other securities and have no voting rights, except as otherwise required by applicable Ohio law; however, in the event we do not pay dividends on the Preferred Shares for an aggregate of six quarters (whether or not consecutive), the holders of the Preferred Shares will be entitled to nominate two members to serve on our Board. Except as noted below, none of our directors or named executive officers owned any of our Preferred Shares as of February 2, 2009.

Norman L. Traeger beneficially owns 16,000 Depositary Shares (0.4% of the outstanding Depositary Shares), of which (1) 5,500 are held by Mr. Traeger, (2) 2,700 are held by his spouse and (3) 7,800 are held by the Traeger Family Limited Partnership, which is indirectly controlled by Mr. Traeger and as to which Mr. Traeger has sole voting power (to the extent applicable) and sole dispositive power. Mr. Traeger disclaims beneficial ownership of the 7,800 Depositary Shares held by the Traeger Family Limited Partnership, except to the extent of his percentage interest therein.

Robert H. Schottenstein beneficially owns 74,050 Depositary Shares (1.8% of the outstanding Depositary Shares), of which (1) 1,000 are held in the Irving E. Schottenstein Marital Trust 1, of which Mr. Schottenstein is one of four trustees, (2) 61,100 are held in the Irving E. Schottenstein Marital Trust 2, of which Mr. Schottenstein is one of four trustees, (3) 5,950 are held in the Irving E. Schottenstein Insurance Trust, of which Mr. Schottenstein is one of three trustees, (4) 2,000 are held in the Alissa Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee, (5) 2,000 are held in the Joshua Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee and (6) 2,000 are held in the Leah Schottenstein Skip Trust, of which Mr. Schottenstein is the sole trustee. Mr. Schottenstein, in his capacity as a trustee of each of these trusts, has sole voting power (to the extent applicable) and sole dispositive power with respect to all such Depositary Shares and disclaims beneficial ownership of all such Depositary Shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 13, 2009

This Proxy Statement and any amendments thereto that are required to be furnished to shareholders are available online at www.edocumentview.com/MHO.

For information on how to obtain directions to the Special Meeting, please call or email our Investor Relations department at (614) 418-8225 or investorrelations@mihomes.com, respectively.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any proposals from shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must have been received by the Company by December 3, 2008 to be eligible for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2009 Annual Meeting of Shareholders without the inclusion of that proposal in the proxy statement relating to the 2009 Annual Meeting of Shareholders and written notice of the proposal is not received by the Company on or before February 16, 2009, or if the Company meets other requirements of the SEC Rules, proxies solicited by the Board for the 2009 Annual Meeting of Shareholders will confer discretionary authority to vote on the proposal at the meeting. In each case, written notice must be given to the Company’s General Counsel and Secretary at 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

In addition, pursuant to the advance notice provision in our Regulations, shareholders who wish to nominate one or more persons for election as a director at the 2009 Annual Meeting of Shareholders may do so only if they comply with the nomination procedures set forth in such provision. To nominate one or more persons for election as a director at the 2009 Annual Meeting of Shareholders, the advance notice provision requires that a shareholder give written notice of such shareholder’s intent to make such nomination or nominations by personal delivery or by United States Mail, postage pre-paid, to the Secretary of the Company not later than March 9, 2009 nor earlier than February 5, 2009. Such notice must set forth: (1) the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding the Company’s potential use of the NOLs to offset profits, and relating to measures that could help protect these assets. There can be no assurance that the Company will be able to utilize its deferred tax assets, or that measures adopted or proposed will prevent changes in ownership that would limit use of these assets. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, and in the periodic reports that the Company files with the SEC on Form 10-Q and Form 8-K.

EXPENSES OF SOLICITATION

Other than the Internet and telephone service access fees or charges described previously, the entire expense of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and the other materials used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, electronic mail, facsimile or telegraph. Officers or employees of the Company may assist with solicitations and will receive no additional compensation for their services. The Company has engaged Georgeson Inc. as proxy solicitor to assist it in soliciting proxies, at a cost of approximately $10,000. The Company will also reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented at the Special Meeting. If any other matter requiring a vote of the shareholders is properly brought before the Special Meeting and any adjournments or postponements thereof, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to attend the Special Meeting and wish to vote your Common Shares in person, you may do so as described above. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

/s/ J. Thomas Mason
J. Thomas Mason, Secretary

ANNEX A

AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS

The following Amendment to the Amended and Restated Code of Regulations of M/I Homes, Inc. (the “Regulations”) amends the Regulations by deleting Article II(f) of the Regulations in its entirety and replacing such Article II(f) with a new Article II(f):

(f)    Restrictions on Transfer.

(1) Securities Act Restrictions on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by the Articles of Incorporation or by this Code of Regulations or by an agreement among any number of shareholders or among such holders and the corporation or by resolution of the Board determining that restriction is reasonably necessary for compliance with the Securities Act of 1933, as amended. No restriction so imposed shall be binding with respect to the securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction. Unless noted conspicuously on the share certificate, a restriction, even though permitted by this Article II(f)(1), is ineffective except against a person with actual knowledge of the restriction.

(2) Section 382 Restrictions on Transfer.

(A) Definitions. As used in this Article II(f)(2), the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“5-percent Transaction” means any Transfer described in clause (i) or (ii) of Article II(f)(2)(B).

“5-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the corporation pursuant to Treasury Regulation § 1.382-2T(g).

“Agent” has the meaning set forth in Article II(f)(2)(E).

“Board of Directors” or “Board” means the board of directors of the corporation.

“Common Shares” means any interest in the Common Shares, par value $0.01 per share, of the corporation that would be treated as “stock” of the corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

“Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) preferred shares issued by the corporation (other than preferred shares described in Section 1504(a)(4) of the Code), (iii) warrants, rights or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the corporation and (iv) any Shares.

“Effective Date” means the date the shareholders approved the effectiveness of this Article II(f)(2).

“Excess Securities” has the meaning given such term in Article II(f)(2)(D).

“Expiration Date” means the earlier of (i) the amendment or repeal of Section 382 of the Code or any successor statute if, in such event, the Board of Directors determines that this Article II(f)(2) is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Article II(f)(2)(L).

“Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.

“Prohibited Distributions” means any and all dividends or other distributions paid by the corporation with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article II(f)(2).

“Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

“Purported Transferee” has the meaning set forth in Article II(f)(2)(D).

“Securities” and “Security” each has the meaning set forth in Article II(f)(2)(G).

“Shares” means any interest that would be treated as “stock” of the corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the corporation, that alters the Percentage Share Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the corporation, nor shall a Transfer include the issuance of Shares by the corporation.

“Transferee” means any Person to whom Corporation Securities are Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

(B) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article II(f)(2), any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 5-percent Shareholder or (ii) the Percentage Share Ownership in the corporation of any 5-percent Shareholder would be increased.

(C) Exceptions.

(i) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii) The restrictions set forth in Article II(f)(2)(B) shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors. As a condition to granting its approval pursuant to this Article II(f)(2)(C), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in or not opposed to the best interests of the corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. Nothing in this Article II(f)(2)(C) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(D) Excess Securities.

(i) No employee or agent of the corporation shall record any Prohibited Transfer, and the purported Transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Article II(f)(2)(E) or until an approval is obtained under Article II(f)(2)(C) or until the Excess Securities are acquired by another Person in a transaction that is not a Prohibited Transfer. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article II(f)(2)(D) or Article II(f)(2)(E) shall also be a Prohibited Transfer.

(ii) The corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the corporation all information reasonably requested by the corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article II(f)(2), including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that a Transfer will not be prohibited by this Article II(f)(2) as a condition to registering any Transfer.

(E) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article II(f)(2)(F) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(F) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such Shares shall be limited to the amount payable to the Purported Transferee pursuant to this Article II(f)(2)(F). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article II(f)(2)(F) inure to the benefit of the corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(G) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the corporation within the meaning of Ohio law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Shareholder to violate a restriction on Transfers provided for in this Article II(f)(2), the application of Article II(f)(2)(E) and Article II(f)(2)(F) shall be modified as described in this Article II(f)(2)(G). In such case, no such 5-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 5-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 5-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Shareholder, following such disposition, not to be in violation of this Article II(f)(2). Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article II(f)(2)(E) and Article II(f)(2)(F), except that the maximum aggregate amount payable either to such 5-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 5-percent Shareholder or such other Person. The purpose of this Article II(f)(2)(G) is to extend the restrictions in Article II(f)(2)(B) and Article II(f)(2)(E) to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this Article II(f)(2)(G), along with the other provisions of this Article II(f)(2), shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(H) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the corporation makes a written demand pursuant to Article II(f)(2)(E) (whether or not made within the time specified in Article II(f)(2)(E)), then the corporation shall be entitled to take all actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Article II(f)(2)(H) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article II(f)(2) being void ab initio, (ii) preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the corporation to act within the time periods set forth in Article II(f)(2)(E) to constitute a waiver or loss of any right of the corporation under this Article II(f)(2). The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article II(f)(2).

(I) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article II(f)(2) who knowingly violates the provisions of this Article II(f)(2) and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(J) Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the corporation may request from time to time in order to determine compliance with this Article II(f)(2) or the status of the Tax Benefits of the corporation.

(K) Legends. The Board of Directors may require that any certificates issued by the corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article II(f)(2) bear the following legend:

“THE AMENDED AND RESTATED CODE OF REGULATIONS, AS AMENDED (THE “CODE OF REGULATIONS”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CODE OF REGULATIONS) OF SHARES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF SHARES OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CODE OF REGULATIONS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE LAW OF THE STATE OF OHIO (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CODE OF REGULATIONS TO CAUSE THE FIVE PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CODE OF REGULATIONS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS WITHIN FIVE DAYS OF A REQUEST THEREFOR.”

The Board of Directors may also require that any certificates issued by the corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under Article II(f)(2)(C) also bear a conspicuous legend referencing the applicable restrictions.

(L) Authority of Board of Directors.

(i) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article II(f)(2), including, without limitation, (a) the identification of 5-percent Shareholders, (b) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (c) the

Percentage Share Ownership in the corporation of any 5-percent Shareholder, (d) whether an instrument constitutes a Corporation Security, (e) the amount (or fair market value) due to a Purported Transferee pursuant to Article II(f)(2)(F) and (f) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article II(f)(2). In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws and procedures of the corporation not inconsistent with the provisions of this Article II(f)(2) for purposes of determining whether any Transfer of Corporation Securities would jeopardize the corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article II(f)(2).

(ii) Nothing contained in this Article II(f)(2) shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and its shareholders in preserving the Tax Benefits, including without limitation, fixing the Expiration Date. Shareholders of the corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the corporation shall deem appropriate.

(iii) In the case of an ambiguity in the application of any of the provisions of this Article II(f)(2), including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article II(f)(2) requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article II(f)(2). All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the corporation, the Agent and all other parties for all other purposes of this Article II(f)(2). The Board of Directors may delegate all or any portion of its duties and powers under this Article II(f)(2) to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article II(f)(2) through duly authorized officers or agents of the corporation. Nothing in this Article II(f)(2) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(M) Reliance. To the fullest extent permitted by law, the corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the corporation or of the corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article II(f)(2), and the members of the Board of Directors shall not be liable in damages for any action that they take or fail to take under this Article II(f)(2), except as provided Section 1701.59(D) of the Ohio Revised Code, as amended from time to time. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by, any shareholder, the corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(N) Benefits of this Article II(f)(2). Nothing in this Article II(f)(2) shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article II(f)(2). This Article II(f)(2) shall be for the sole and exclusive benefit of the corporation and the Agent.

(O) Severability. The purpose of this Article II(f)(2) is to facilitate the corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article II(f)(2) or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article II(f)(2).

(P) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the corporation or the Agent under this Article II(f)(2), (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, or 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on March 12, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/MHO • Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

		For	Against	Abstain			For	Against	Abstain

1.	To adopt an amendment to the Company’s Amended and Restated Code of Regulations to restrict certain transfers of the Company’s common shares in order to preserve the tax treatment of the Company’s net operating losses and built-in losses.	☐	☐	☐	2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the Special Meeting to adopt the proposed amendment to the Company’s Amended and Restated Code of Regulations.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — M/I Homes, Inc.

3 Easton Oval, Columbus, Ohio 43219

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on March 13, 2009.

The undersigned hereby appoints Robert H. Schottenstein and J. Thomas Mason, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders to be held on March 13, 2009, or any adjournment thereof, and to vote as indicated herein all Common Shares of M/I Homes, Inc. which the undersigned is entitled to vote at such Special Meeting or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted “FOR” the proposal to adopt an amendment to the Company’s Amended and Restated Code of Regulations to restrict certain transfers of the Company’s common shares in order to preserve the tax treatment of the Company’s net operating losses and built-in losses and, if presented at the Special Meeting, “FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the Special Meeting to adopt the proposed amendment to the Company’s Amended and Restated Code of Regulations. If any other matters are properly brought before the Special Meeting or any adjournment thereof, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders, dated February 11, 2009, and the Proxy Statement furnished therewith. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Special Meeting of Shareholders is hereby revoked.

UNLESS VOTING ELECTRONICALLY OR TELEPHONICALLY, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.